Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of DKR Holdings, Inc. (the "Company") on Form 10-KSB for the period ended December 31, 2007 (the "Report'), I, Huong Tran, Chief Executive Officer and Principal Financial Officer  of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

April 11, 2008

/s/ Huong Tran

Huong Tran

Chief Executive Officer, Principal Financial Officer